EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-26739, 33-58302, 333-68732 and 333-86980) of
Oregon Steel Mills, Inc. of our report dated March 3, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
March 15, 2004